                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER dated as of November 21, 1998, by and among Maxxim Medical, Inc., a Delaware corporation ("Parent"), MMI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Circon Corporation, a Delaware corporation (the "Company").

         WHEREAS, in furtherance of the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement, Parent proposes to cause Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the outstanding shares of Common Stock, par value $.01 per share, of the Company (together with any associated Rights (as defined in the Rights Agreement (as defined)), the "Company Common Stock"; the shares of Company Common Stock being hereinafter collectively referred to as the "Shares"), at a purchase price
(the "Offer Price") of $15 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in this Agreement and in Annex A attached hereto (the "Offer Conditions");

         WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the Offer and the merger of Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agree ment and the Offer Conditions, whereby each issued and outstanding Share, other than Shares owned directly or indirectly by Parent or the Company and Dissenting Shares (as defined in Section 3.01(d)), will be converted into the right to receive the price per Share paid in the Offer; and

         WHEREAS, Parent, Sub and the Company desire to make certain repre-sentations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE OFFER

         SECTION 1.01.  The Offer.

                  (a) Subject to the provisions of this Agreement and the satisfac tion or waiver of the conditions set forth in Annex A, as promptly as practicable but in no event later than five business days after the date of the public announcement by Parent and the Company of this Agreement, Sub shall, and Parent shall cause Sub to, commence the Offer. The initial scheduled expiration date for the Offer shall be January 5, 1999. Sub shall be obligated to, and Parent shall cause Sub to, accept for payment, and pay for as promptly as practicable after the expiration of the Offer all Shares validly tendered pursuant to the Offer and not withdrawn subject only to the conditions set forth in Exhibit A (the "Offer Conditions") (any of which may be waived in whole or in part by Sub in its sole discretion, provided that, without the consent of the Company, Sub shall not waive the Minimum Condition (as defined in Exhibit A)) and to the terms and conditions of this Agreement. Sub expressly reserves the right to modify the terms of the Offer, except that, without the consent of the Company, Sub shall not (i) reduce the number of Shares subject to the Offer, (ii) reduce the Offer Price, (iii) add to the Offer Conditions,
(iv) except as provided in the next sentence, extend the Offer, (v) change the form of consideration payable in the Offer or (vi) amend any other term of the Offer in any manner adverse to the holders of the Shares. Notwithstanding the foregoing, Sub may, without the consent of the Company, (A) extend the Offer, if at the initial scheduled or extended expira tion date of the Offer any of the Offer Conditions shall not be satisfied or waived, until such time as such conditions are satisfied or waived, (B) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer and (C) extend the Offer on one or more occasions for an aggregate period of not more than 10 business days beyond the latest expiration date that would other wise be permitted under clauses (A) or (B) of this sentence, if on such expiration date there shall not have been tendered at least 90% of the outstanding Shares.

                  (b) On the date of commencement of the Offer, Parent and Sub shall file with the SEC a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such
Schedule 14D-1
and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Parent and Sub agree that the Offer Documents shall comply as to form in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder and the Offer Documents, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Sub with respect to information supplied by the Company or any of its stockholders specifically for inclusion or incorporation by reference in the Offer Documents. Each of Parent, Sub and the Company agree promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Parent and Sub further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the SEC or dissemination to the stockholders of the Company. Parent and Sub agree to provide the Company and its counsel any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

                  (c) Parent shall provide or cause to be provided to Sub on a timely basis the funds necessary to accept for payment, and pay for, any Shares that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer.

         SECTION 1.02.  Company Actions.

                  (a) The Company hereby approves of and consents to the Offer and represents that the Board of Directors of the Company, at a meeting duly called and held, duly and unanimously adopted resolutions approving this Agreement, the Offer and the Merger (including but not limited to the approval for purposes of section 203 of the Delaware General Corporation Law (the "DGCL") hereinafter referred to as the "203 Approval"), determining, as of the date of such resolutions, that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders, recommending that the Company's stockholders accept the

Offer, tender their shares pursuant to the Offer and approve this Agreement (if required) and approving the acquisition of Shares by Sub pursuant to the Offer and the other transactions contemplated by this Agreement. The Company believes that each of its directors currently intends to tender all Shares (other than Shares, if any, held by such person that, if tendered, could cause such person to incur liability under the provisions of Section 16(b) of the Exchange Act) owned by such person pursuant to the Offer.

                  (b) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as supplemented or amended from time to time, the "Schedule 14D-9") containing, subject to the terms of this Agreement, the recommendation described in paragraph (a) and shall mail the Schedule 14D-9 to the stockholders of the Company. The Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by Parent or Sub specifically for inclusion or incorporation by refer-ence in the Schedule 14D-9. Each of the Company, Parent and Sub agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

                  (c) In connection with the Offer and the Merger, the Company shall cause its transfer agent to furnish Sub promptly with mailing labels containing the names and addresses of the record holders of Shares as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Shares, and shall furnish to Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Sub and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will deliver, and will use their reasonable efforts to cause their agents to deliver, to the Company all copies and any extracts or summaries from such information then in their possession or control.


                                   ARTICLE II

                                   THE MERGER

         SECTION 2.01. The Merger. Subject to the last two sentences of this
Section 2.01, upon the terms and subject to the conditions set forth in this Agree ment, and in accordance with the DGCL, Sub shall be merged with and into the Company at the Effective Time (as defined in Section 2.03). Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. At the election of Parent, to the extent that any such action would not cause a failure of a condition to the Offer or the Merger, (i) any direct or indirect wholly owned subsidiary (as defined in Section 10.03) of Parent may be substituted for and assume all of the rights and obligations of Sub as a constituent corporation in the Merger or (ii) the Company may be merged with and into Sub with Sub continuing as the Surviving Corporation with the effects set forth above and in Section 2.04. In either such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

         SECTION 2.02. Closing. The closing of the Merger will take place at 10:00 a.m. (New York time) on a date to be specified by Parent or Sub, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VIII (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, unless another date, time or place is agreed to in writing by the parties hereto.

         SECTION 2.03. Effective Time. Subject to the provisions of this Agree-ment, as soon as practicable on or after the Closing Date, the parties shall file with the Delaware Secretary of State a certificate of merger or other appropriate docu ments (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

         SECTION 2.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

         SECTION 2.05.  Certificate of Incorporation and Bylaws.

                  (a) The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended as of the Effective Time so that Article fourth thereof shall read in its entirety as follows:

                  "The total number of shares of stock which the Corporation shall have the authority to issue is 1,000."

As so amended, such certificate of incorporation shall be the certificate of incorpora tion of the Surviving Corporation, until thereafter changed or amended, subject to Section 7.08, as provided therein or by applicable law.

                  (b) The Bylaws of the Company as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, until thereafter changed or amended, subject to Section 7.08, as provided therein or by applicable law.

         SECTION 2.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or their respective successors are duly elected and qualified, as the case may be.

         SECTION 2.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or their respective successors are duly elected and qualified, as the case may be.


                                  ARTICLE III

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
           CONSTITUENT CORPORATIONS; PAYMENT OF MERGER CONSIDERATION

         SECTION 3.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of Sub:

                  (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock and Parent Owned Stock. Each Share that is owned by the Company or by any subsidiary of the Company and each Share that is owned by Parent, Sub or any other subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (c) Conversion of Shares. Subject to Section 3.01(d), each issued and outstanding Share (other than Shares to be canceled in accordance with Section 3.01(b)) shall be converted into the right to receive from the Surviving Corporation in cash, without interest, the price per share paid in the Offer (the "Merger Consideration"). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

                  (d) Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a person (a "Dissenting Stockholder") who objects to the Merger and complies with all the provisions of Delaware law concerning the right of holders of Shares to dissent from the Merger and require appraisal of their Shares ("Dissenting Shares") shall not be converted as described in Section 3.01(c), but shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Delaware law. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right to appraisal, in any case pursuant to the DGCL, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consid-eration, without interest. The Company shall give Parent (i) prompt notice of any demands for appraisal of Shares received by the Company or the receipt by the Company of any documents or instruments with respect to stockholder's rights of appraisal pursuant to the DGCL and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

         SECTION 3.02.  Payment of Merger Consideration.

                  (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company to act as paying agent in the Merger (the "Paying Agent"), and, from time to time on, prior to or after the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent cash in amounts and at the times necessary for the prompt payment of the Merger Consideration upon surrender of certificates representing Shares as part of the Merger pursuant to Section 3.01 (it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent).

                  (b) Surrender of Certificates. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented Shares (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmit tal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 3.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 3.01. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

                  (c) No Further Ownership Rights in Shares. All cash paid upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares. If thereafter Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article III.

                  (d) No Liability; Termination of Fund. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat, or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (e) Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing Shares shall have been lost, stolen or destroyed, the Paying Agent shall pay to such holder the Merger Consideration required pursuant to Section 3.01, in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof with such assurances as the Paying Agent, in its discretion and as a condition precedent to the payment of the Merger Consideration, may reasonably require of the holder of such lost, stolen or destroyed certificates.


                                   ARTICLE IV

                 Representations and Warranties of the Company

         The Company represents and warrants to Parent and Sub as follows:

         SECTION 4.01. Organization, Standing and Corporate Power. Each of the Company and its subsidiaries (as defined in Section 10.03) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect (as defined in Section 10.03) on the Company. The Company has delivered to Parent complete and correct copies of the certificate of incorporation and by-laws of the Company and each of its subsidiar ies, in each case as amended to the date hereof.

         SECTION 4.02. Subsidiaries. Exhibit B to this Agreement lists as to each subsidiary (as defined in Section 10.03) of the Company, the number of shares of capital outstanding and the holders of securities of such capital stock. All the outstanding shares of capital stock of, or other equity interests in, each such subsid iary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Other than with respect to the subsidiaries listed on Exhibit B and as set forth in Section 4.02 of the confidential memorandum of the Company as of the date hereof delivered to Parent (the "Disclosure Schedule"), the Company does not directly or indirectly own any securities or other beneficial ownership interests in any other entity (including through joint ventures or partnership arrangements), or have any investment in any other person.

         SECTION 4.03. Capital Structure. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). At the close of business on November 20, 1998, (i) 13,440,490 shares of Company Common Stock and no shares of Preferred Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 960,881 shares of Company Common Stock were reserved for issuance pursuant to outstand ing Stock Options under Stock Option Plans (as defined in Section 7.04) and 226,767 shares of Company Common Stock were reserved for issuance pursuant to outstand ing warrants described in Schedule 4.03 (the "Warrants"), and (iv) shares of Series A Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") were reserved for issuance in connection with the Company's Preferred Shares Rights Agreement dated August 14, 1996 (the "Rights Agreement"). The "In the Money Value" of a Stock Option or a Warrant means the product of (x) the number of shares subject to such Stock Option or Warrant, multiplied by (y) the excess (if any) of the Offer Price over the exercise price thereof. The aggregate In-the-Money Value of all Stock Options and Warrants on November 20, 1998 was $2,680,696. Except as set forth above, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Stock Option Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries are bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. The Company is not a party to any voting agreement with respect to the voting of any of its securities or the securities of any of its subsidiaries. There are not any outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Com-pany or any of its subsidiaries. Following the consummation of the Merger, there will not be outstanding any rights, warrants, options or other securities entitling the holder thereof to purchase, acquire or otherwise receive any shares of the capital stock of the Company (or any other securities exercisable for or convertible into such Shares).

         SECTION 4.04. Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to, if required by law, approval of the Merger by an affirmative vote of the holders of a majority of the Shares (the "Company Stockholder Approval"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transac tions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to the Company Stockholder Approval if such approval is required by law. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company Stockholder Approval is the only vote of the holders of any class or series of the Company's capital stock which is necessary to approve this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Liens in or upon any of the properties or assets of the Company or any of its subsidiaries under any provision of (i) the Certificate of Incorporation or Bylaws of the Company (each as amended) or the comparable organizational documents of any of its subsidiaries, (ii) except as set forth in Section 4.04 of the Disclosure Schedule, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or any of their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the second following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree applicable to the Company or any of its subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company, (y) impair the ability of the Company to perform its obligations under this Agreement or to carry on its business as currently conducted or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will breach, or with notice, the passage of time or otherwise result in a breach of, any of the Company's obligations under the agreement dated November 9, 1998 between the Company, the Circon Shareholders Committee and the other signatories thereto. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consum mation by the Company of the Merger or the transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and filings under similar laws of certain foreign jurisdictions as may be required ("Foreign Filings"), (2) the filing with the SEC and the Nasdaq Stock Market, Inc. of (A) the Schedule 14D-9, (B) a proxy statement relating to the Company Stockholder Approval, if such approval is required by law (as amended or supplemented from time to time, the "Proxy Statement") and (C) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (4) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or impair the ability of the Company to carry on its business as presently conducted.

         SECTION 4.05. SEC Documents; Financial Statements. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1996 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes). Except as set forth in the Filed SEC Documents (as defined in Section 4.07) or as incurred in the ordinary course of business consistent with past practice since the date of the most recent financial statements included in the Filed SEC Documents, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required under GAAP to be set forth on a consolidated balance sheet of the Company and its subsidiaries taken as a whole.

         SECTION 4.06. Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9 or the Proxy Statement or (iii) the information to be filed by the Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (the "Information Statement"), will, in the case of the Offer Documents, the
Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9 and the Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference therein.

         SECTION 4.07. Absence of Certain Changes or Events. Since December 31, 1997 the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been (i) any material adverse change (as defined in Section 10.03) in the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock (other than the Rights issued or to be issued pursuant to the Rights Agreement), (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) except as set forth in
Section 4.07 of the Disclosure Schedule, (w) any granting by the Company or any of its subsidiaries to any director or officer of the Company or its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as required under employment agreements in effect as of December 31, 1997, (x) any granting by the Company or any of its subsidiaries to any director, officer or employee of any stock options, (y) any granting by the Company or any of its subsidiaries to any officer of any increase in severance or termination pay, or (z) any entry by the Company or any of its subsidiaries into any employment, severance, termination or similar agreement with any officer, director or employee, (v) any damage, destruction or loss, whether or not covered by insur ance, that individually or in the aggregate would exceed $100,000, (vi) any change in accounting methods, principles or practices or (vii) any tax election.

         SECTION 4.08. Litigation; Investigation. Except as set forth in
Section 4.08 of the Disclosure Schedule, there is no suit, action or proceeding or investigation by or before any court or administrative agency or arbitral tribunal pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries as to which there is a reasonable likelihood of an adverse determina tion that individually or in the aggregate would have a material adverse effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its subsidiaries that individually or in the aggregate would have a material adverse effect on the Company.

         SECTION 4.09. Contracts. Except as disclosed in the Company's annual report on form 10-K for the year ended December 31, 1997 and quarterly reports on Form 10-Q for calendar quarters in 1998 (the "Filed SEC Documents") and as set forth in item A of Section 4.09 of the Disclosure Schedule, there are no contracts or agreements that are of a nature required to be filed as an exhibit under the Exchange Act and the rules and regulations promulgated thereunder. Except as set forth in item B of Section 4.09 of the Disclosure Schedule, neither the Company nor any of its subsidiaries is in violation of nor in default under (nor does there exist any condition, event or occurrence which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate would not have a material adverse effect on the Company. Except as set forth in item C of Section 4.09 of the Disclosure Schedule, as of the date hereof, the Company is not bound by any contract, agreement, arrangement or understanding with any affiliate of the Company that is currently in effect other than (i) agreements that are disclosed in the Filed SEC Documents or (ii) agreements in an aggregate amount not to exceed $150,000. Except as set forth in item D of
Section 4.09 of the Disclosure Schedule, the Company is not a party to or otherwise bound by any agreement or covenant not to compete or by any agreement or covenant restricting in any material respect the development, marketing or distribution of the Company's products and services.

         SECTION 4.10.  Compliance with Laws.

                  (i) Except as set forth in Section 4.10 of the Disclosure Schedule, each of the Company and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity (collectively, "Legal Provisions") applicable to their business or operations, except for instances of possible noncompliance that individually or in the aggregate would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger or the transactions contemplated by this Agreement. Each of the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights, including but not limited to all authorizations under Environmental Laws (as hereinafter defined), the applicable regulations adopted by the U.S. Food and Drug Administration and the U.S. Food, Drug and Cosmetic Act, and the regulations thereunder ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has not occurred any material default under, or violation of, any such Permit.

                  (ii) The term "Environmental Laws" means any Federal, state or local or foreign statute, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree or injunction ("Laws") relating to pollution or protection of the environment including, but not limited to: (A) Releases (as defined in 42 U.S.C. Section 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment, (B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material, (C) the health or safety of employees in the workplace environment or of persons exposed to Hazardous Materials, or (D) any laws requiring record keeping, notification, disclosure and reporting requirements related to Hazardous Material or endangered species, wildlife and plants and the management and use of natural resources. The term "Hazardous Material" means (1) hazardous substances (as defined in 42 U.S.C. Section 9601(14)), (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof,
(4) asbestos and/or asbestos containing material, (5) PCBs or materials containing PCBs and (6) any material regulated as a medical waste or infectious waste, pollutant or contaminant.

                  (iii) There have been no Releases of Hazardous Material in, on, under or affecting any of the current or previously owned or leased properties of the Company or any of its subsidiaries or any surrounding site, and there has been no disposal on any such properties of any Hazardous Material in a manner that has led, or could reasonably be anticipated to lead to a Release, except in each case for those which individually or in the aggregate would not have a material adverse effect on the Company. The Company and its subsidiaries have not received any written notice of, or entered into any order, settlement or decree relating to: (A) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws, (B) the response to or remediation of Hazardous Material at or arising from any of the Company's proper ties or any subsidiary's properties or at any property to which the Company trans ported or arranged for transportation of Hazardous Materials or (C) payment for, response to or remediation of Hazardous Material at or arising from any of the

Company's properties or any subsidiary's properties, except in each case for any such notices, orders, settlements or decrees which individually or in the aggregate would not have a material adverse effect on the Company.

         SECTION 4.11. Absence of Changes in Benefit Plans; Labor Relations. Except as required to comply with applicable laws or to make changes which do not, individually or in the aggregate, have a material financial impact on the Company or the Plans (as defined below), since December 31, 1997, there has not been any adoption or amendment (or any agreement to adopt or to amend) any deferred compensation and any incentive compensation, stock purchase, stock option or other equity compensation plan, program, agreement or arrangement; any severance or termination pay, medical, surgical, hospitalization, life insurance or other "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); any profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); any employment, termination, severance or similar agree ment; or any other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any Subsidiary (collectively, the "Benefit Plans" and each Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), a "Pension Plan"). Except as set forth in Section 4.11 of the Disclosure Schedule, neither the Company, any Subsidiary nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of the Company or any Subsidiary, except as required to comply with applicable law. Except as set forth on Section 4.11 of the Disclosure Schedule, (i) there exist, as of the date hereof, no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries, and any current employee, officer or director of the Company, (ii) there are no collective bargaining or other labor union agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound and (iii) during the last 3 years, neither the Company nor any of its subsidiaries has encountered any labor union organizing activity, nor had any actual or threatened employee strikes, work stoppages, slow-downs or lockouts. Except as set forth in Section 4.11 of the Disclosure Schedule, since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), the Company has not effectuated a "plant closing" or "mass layoff" (as defined in the WARN Act or any similar state, local or foreign law or regulation) affecting any site of employment or one of more facilities or operating units within any site of employment or facility of the Company or its subsidiaries, without complying with the WARN Act or similar state, local or foreign law or regulation. In addition, except as set forth in
Section 4.11 of the Disclosure Schedule, none of the Company's employees has suffered an "employment loss" (as defined in the WARN Act or any similar state, local or foreign law or regulation) during the ninety day period prior to the date of this Agreement.

         SECTION 4.12.  ERISA Compliance.

                  (i) Section 4.12(i) of the Disclosure Schedule contains a list of all Benefit Plans. The Company has made available to Parent true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form Series 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, (4) each trust agreement and group annuity contract relating to any Benefit Plan and (5) the most recent determination letter received from the Internal Revenue Service with respect to each Benefit Plan intended to be qualified under the Code.

                  (ii) Except as set forth in Section 4.12(ii) of the Disclosure Schedule, each Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

                  (iii) No liability under Title IV or section 302 or ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due and owing).

                  (iv) Except as set forth in Section 4.12(iv) of the Disclosure Schedule, with respect to each Pension Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

                  (v) Except as set forth in Section 4.12(v) of the Disclosure Schedule, no Pension Plan is a Plan described in Section 4063(1) of ERISA. With respect to any Benefit Plan that is a "multiemployer pension plan" as defined in Section 3(37) of ERISA, (i) neither the Company nor any ERISA Affiliate has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in sections 4203 and 4205 of ERISA (or any liability resulting therefrom has been satisfied in full), (ii) no event has occurred that presents a material risk of a partial withdrawal, (iii) neither the Company nor any ERISA Affiliate has any contingent liability under section 4204 of ERISA, and (iv) such Benefit Plan is not in reorganization and no circumstances exist that present a material risk that any such plan will go into reorganization. With respect to any Benefit Plan that is a "multiemployer pension plan," the aggregate withdrawal liability of the Company and its ERISA Affiliates, computed as if a complete withdrawal by the Company and the ERISA Affiliates had occurred under each such Plan on the date hereof, would not exceed $500,000.

                  (vi) All Pension Plans have been the subject of determina tion or opinion letters, as applicable from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such letter has been revoked nor has any event occurred since the date of its most recent letter or application therefor that would adversely affect its qualification (unless the effect of such event is correctable under any available IRS correction program) or materially increase its costs.

                  (vii) Except as set forth in Section 4.12(vii) of the Disclo-sure Schedule, neither the Company, nor any of its subsidiaries, nor any Commonly Controlled Entity has maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

                  (viii) Section 4.12(viii) of the Disclosure Schedule lists all outstanding Stock Options as of November 20, 1998, showing for each such option: (1) the number of shares issuable, (2) the number of vested shares, (3) the date of expiration and (4) the exercise price.

                  (ix) Except as set forth in Section 4.12(ix) of the Disclosure Schedule, the consummation of the Merger or the Offer will not (a) entitle any current or former employee or officer of the Company or any subsidiary to severance pay, unemployment compensation retention bonus or other similar payments, (b) accelerate the term of payment or vesting, or increase the amount of compensation or benefits due to any such employee or officer or
(c) require the Company or any ERISA Affiliate to fund or make or make any payments to any trust or other funding vehicle in respect of any Benefit Plan.

                  (x) There are no pending or, to the knowledge of the Company, anticipated or threatened claims by or on behalf of any Benefit Plan, by any employee or beneficiary covered under any such Benefit Plan, or otherwise involving any such Benefit Plan (other than routine claims for benefits) which would have a material adverse plan effective on the Company or its subsidiaries.

                  (xi) The deduction of any amount payable pursuant to the terms of the Benefit Plans will not be subject to disallowance under Section 162(m) of the Code.

         SECTION 4.13. Taxes. Each of the Company and its subsidiaries has timely filed all material tax returns and reports required to be filed by it, correct and complete, and has paid, or established adequate reserves for, all taxes required to be paid by it. No material deficiencies for any taxes have been proposed, asserted or assessed against the Company which have not been fully paid or satisfied, and no requests for waivers of the time to assess any such taxes are pending. The Federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service for all years through the fiscal year ended December 31, 1995. The statute of limitations on assessment or collection of any Federal income taxes due from the Company or any of its subsidiaries has expired for all taxable years of the Company or such subsidiaries through the fiscal year ended December 31, 1995. As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

         SECTION 4.14. No Excess Parachute Payments. Except as set forth in
Section 4.14 of the Disclosure Schedule, no amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Com-pany or any of its subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.28OG-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 28OG(b)(1) of the Code). No disqualified individual is entitled to receive any additional payment from the Company or any of its subsidiaries, the Surviving Corporation or any other person (a "Parachute Gross-Up Payment") in the event that the excise tax of Section 4999(a) of the Code is imposed on such person. The Board of Directors of the Company has not granted to any officer, director or employee of the Company any right to receive any Parachute Gross-Up Payment.

         SECTION 4.15.  Intellectual Property.

                  (a) The Company and its subsidiaries own, or are validly licensed or otherwise have the right to use, free and clear or all liens, all patents, patent rights, trademarks, trade secrets, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, Internet domain names, designs, logos, slogans, and general intangibles of like nature, Software (as defined below), "mask works" (as defined under 17 USC ss.
901), technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies, rights of publicity and privacy relating to the use of the names, likenesses and biographical information of real persons and other proprietary intellectual property rights (collectively "Intellectual Property Rights") which are used or held for use in the business of the Company provided, however, the Company does not give any representation as to the Intellectual Property Rights of any third party. For purposes of this Section 4.15, "Software" means any and all (i) computer programs, whether in source code or object code form, (ii) databases and compilations, and (iii) all documentation, including user manuals and training materials, relating to any of the foregoing.

                  (b) Schedule 4.15(b) sets forth, for the Intellectual Property Rights owned or licensed by Company or any subsidiary, a complete and accurate list of all material U.S. and foreign (i) patents and patent applications; (ii) trademark registrations (including Internet domain registrations), trademark applications, and material unregistered trademarks;
(iii) copyright and mask work registrations, copyright and mask work applications; and (iv) all Software.

                  (c) Schedule 4.15(c) sets forth a complete and accurate list of all agreements, whether oral or written, and whether between the Company or any subsidiaries and third parties or inter-corporate, (other than licenses of readily available commercial software programs having an acquisition price of less than $10,000) to which Company or any subsidiary is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property Right or (ii) restricting the Company's or any subsidiary's rights to use any Intellectual Property Right, including but not limited to license agreements, develop ment agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "Intellectual Property Agreements"). The Intellectual Property Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default under any such Intellectual Property Agreement by (i) the Company or any subsidiary, or (ii) to the knowledge of the Company, any third party. No royalties, honoraria or other fees are payable by Company or any subsidiary to any third parties for the use of or right to use any Intellectual Property Right except pursuant to the Intellectual Property Agreements.

                  (d) Except as set forth in Schedule 4.15(b) or 4.15(d):

                           (i) The Company or a subsidiary is listed in the
records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration listed on
Section 4.15(b) of the Disclosure Schedule.

                           (ii) The Intellectual Property Rights owned by
Company or any subsidiary and, to the Company's knowledge, any Intellectual Property Right used by Company or any subsidiary, are subsisting and are valid and enforceable.

                           (iii) There are no settlements, forebearances to
sue, consents, judgments, or orders or similar obligations (other than the Intellectual Property Agreements) which (a) restrict Company's or any subsidiary's rights to use any Intellectual Property Right, (b) restrict Company's or any subsidiary's business in order to accommodate a third party's intellectual property rights or (c) permit third parties to use any Intellectual Property Right owned or controlled by the Company or any subsidiary.

                           (iv) To the Company's knowledge, the conduct of
Company's and any subsidiary's business as currently and heretofore conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any Intellectual Property Right owned or controlled by any third party.

                           (v) Company and each subsidiary takes reasonable
measures to protect the secrecy of its confidential technology, trade secrets, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively "Trade Secrets"), including requiring its employees and other parties having access thereto to execute written non-disclosure agreements. To the Com pany's knowledge since December 31, 1997, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. With respect to any non-disclosure agreement relating to its Trade Secrets, the Company is not, and to the Company's knowledge the other party is not, in breach or default thereof.

                           (vi) With respect to the Software set forth in
Section 4.15(b) of the Disclosure Schedule which Company purports to own, such Software was either developed (a) by employees of Company or any subsidiary within the scope of their employment or (b) by independent contractors who have assigned their rights to Company or any subsidiary pursuant to written agreements. Each agreement in which the Company or any subsidiary has licensed products containing owned software to third parties contains provisions (y) limiting the Company's or its subsidiary's liability to the amount of the fees paid pursuant to the agreement; or (z) disclaiming any warranties as to the performance of functionality of the software, other than stating that the software would perform in accordance with its documentation and/or specifications.

                           (vii) The Company's Intellectual Property Rights
will not be adversely affected because of the consummation of the Offer and the Merger.

                           (viii) No claim of any infringement, misappropria
tion, unauthorized use or dilution of any Intellectual Property Rights of any third party has been made or asserted against the Company or any of its subsidiaries in respect of the operation of the Company's or any subsidiary's business.

                           (ix) To the knowledge of the Company, no person is
infringing the rights of the Company or any subsidiary with respect to any Intellectual Property Right. Neither the Company nor any subsidiary has licensed, or otherwise granted, to any third party, any material rights in or to any Intellectual Property Rights.

         SECTION 4.16. State Takeover Statutes. The Board of Directors of the Company has approved the Offer, the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement the provisions of
Section 203 of the DGCL to the extent, if any, such Section is applicable to the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement.

         SECTION 4.17. Rights Agreement. The Board of Directors of the Company has adopted resolutions providing that the Rights Agreement shall be amended, and the Rights Agreement shall be so amended, within two business days following the date hereof, to (i) render the Rights Agreement inapplicable to the Offer, the Merger, this Agreement and the acquisition of Shares by Sub pursuant to the Offer, (ii) ensure that (y) none of Parent, Sub or any of their respective affiliates is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement solely by virtue of the execution of this Agreement, commencement and consummation of the Offer, the acquisition of Shares by Sub pursuant to the Offer and the consummation of the Merger and
(z) a Distribution Date or a Shares Acquisition Date (as such terms are defined in the Rights Agreement) does not occur by reason of the Offer, the Merger, the execution of this Agreement, the acquisition of the Shares by Sub pursuant to the Offer, or the consummation of the Merger and (iii) provide that the Final Expiration Date (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time, and such amendment will not be further amended by the Company without the prior consent of Parent in its sole discretion.

         SECTION 4.18. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Bear, Stearns & Co. Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

         SECTION 4.19. Opinion of Financial Advisor. The Company has received the opinion of Bear, Stearns & Co. Inc., dated the date hereof, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, a signed copy of which opinion is currently being delivered to Parent.

         SECTION 4.20. Annual Meeting. No shareholder of the Company has given the notice required under the Company's By-laws to present at the Company's November 24, 1998 Annual Meeting of Shareholders any business not set forth in the notice to shareholders relating to such meeting and as a result the only business that may be conducted at such meeting in accordance with this Agreement and the Company's By-laws are the items specifically set forth in the notice relating to the Annual Meeting.

         SECTION 4.21. Products Liability. (a) Except as set forth in Section
4.21 of the Disclosure Schedule, (i) there is no notice, demand, claim action, suit inquiry, hearing, proceeding, notice of violation or investigation of a civil, criminal or administrative nature by or before any court or governmental or other regulatory or administrative agency, commission or authority pending against or involving the Company or any of its Subsidiaries (past or present) or concerning any product relating to the businesses of the Company and its Subsidiaries (past or present which is pending or threatened, relating to or resulting from an alleged defect in design, manufacture, materials or workmanship of any product designed, manufactured, distributed, or sold by or on behalf of the Company or any of its Subsidiaries (past or present), or any alleged failure to warn, or from any alleged breach of express or implied warranties or representations, (ii) since December 31, 1997 there has not been any Occurrence (as defined in this Section 4.21 herein); (iii) during the last five years, there has not been any product recall or post-sale warning (collectively, "Recalls") by the Company or any of its Subsidiaries (past or present) concerning any products relating to the businesses of the Company and its Subsidiaries (past or present) which were designed, manufactured, distributed, or sold by the businesses of the Company and its Subsidiaries (past or present), or to the best of the Company's knowledge, after due inquiry, any investigation or any action that would require the consideration by the Company's corrective action committee, made by any person or entity concerning whether to undertake or not to undertake any Recalls. For pur poses of this Section 4.21 and Section 4.22, the term "Occurrence" shall mean any accident, happening or event which is caused or allegedly caused by any alleged hazard or alleged defect in manufacture, design, materials or workmanship including, without limitation, any alleged failure to warn or any breach of express or implied warranties or representations with respect to, or any accident, happening or event otherwise involving, a product (including any parts or components) relating to the businesses of the Company and its Subsidiaries (past or present) designed, manufac tured, distributed, or sold by or on behalf of the Company and its Subsidiaries (past or present) which results or is alleged to have resulted in injury or death to any person or damage to or destruction of property, or other consequential damages, at any time.

         SECTION 4.22. Insurance. Section 4.22 of the Disclosure Schedule contains a complete and accurate list of: (i) all primary, excess and umbrella policies of general liability, fire, products liability, completed operations, employers' liability, workers' compensation, bonds and other forms of insurance owned or held by or on behalf of and/or providing insurance coverage to the Company as of August 1, 1998, including the following information for each such policy: type(s) of insurance coverage provided; name of insurer; effective dates; policy number; per occurrence and annual aggregate deductibles or self-insured retentions; per occurrence and annual aggregate limits of liability; the extent, if any, to which the limits of liability have been invaded or exhausted; and (ii) all claims and lawsuits in excess of $100,000 made or filed since December 31, 1997 with respect to the businesses of the Company or its subsidiaries, and the total number and amount of all claims and lawsuits, including the following information: names of claimants/plaintiffs; event or accident; nature of the claim and product involved, if any; and amount paid to satisfy, compromise or otherwise dispose of the claim or lawsuit and the source of such payment. All current policies set forth on Schedule 4.21 are in full force and effect, and with respect to all policies, all premiums currently payable or previously due and payable with respect to all periods up to and including the date of Closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. To the Company's knowledge, all such policies are sufficient for compliance with all requirements of law and of all agreements to which the Company or any of its subsidiaries is a party; are valid, outstanding, collectible and enforceable policies; provide adequate insurance coverage; will remain in full force and effect through the respective dates set forth in Schedule 4.22 without the payment of additional premiums. None of such policies contains a provision that would permit the termination, limitation, lapse, exclusion, or change in the terms of coverage (including, without limitation, a change in the limits of liability) by reason of consummation of the transactions contemplated by this Agreement. The Company has not been refused any insurance with respect to its products or operations, nor has any coverage been limited by any insurance carrier to which the Company has applied for any such insurance or with which they have carried insurance during the last 3 years.


                                   ARTICLE V

                Representations and Warranties of Parent and Sub

         Parent and Sub represent and warrant to the Company as follows:

         SECTION 5.01. Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect on Parent. Parent has delivered to the Company complete and correct copies of its Certificate of Incorpora tion and By-Laws and the Certificate of Incorporation and By-Laws of Sub, in each case as amended to the date hereof.

         SECTION 5.02. Authority; Noncontravention. Parent and Sub have all requisite corporate power and authority to enter into this Agreement and to consum mate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub, and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or accelera tion of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Sub under, any provision of (i) the Certificate of Incorporation or By-Laws of Parent or Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or Sub or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree applicable to Parent or Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent, (y) impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement, as the case may be, or (z) prevent or materially delay the consumma tion of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated by this Agreement, except for (1) Foreign Filings and the filing of a premerger notification and report form under the HSR Act, (2) the filing with the SEC of (A) the Offer Documents and (B) such reports under Sections 13(a), 13(d) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (4) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "blue sky" laws of various states, the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on Parent or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

         SECTION 5.03. Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9, (iii) the Information Statement or (iv) the Proxy Statement will, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that (other than with respect to the Proxy Statement) no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

         SECTION 5.04. Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         SECTION 5.05. Brokers. No broker, investment banker, financial advisor or other person, other than Donaldson, Lufkin & Jenrette, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

         SECTION 5.06. Financing. At the expiration of the Offer and the Effective Time, Parent and Sub will have available all the funds necessary for the acquisition of all Shares pursuant to the Offer and to perform their respective obligations under this Agreement, including without limitation payment in full for all shares of Company Common Stock validly tendered into the Offer or outstanding at the Effective Time.


                                   ARTICLE VI

                                   Covenants

         SECTION 6.01.  Covenants of the Company.

                  (a) Conduct of the Business by the Company. The Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with the manner as heretofore conducted and use commer cially reasonable efforts to (x) preserve intact their current business organization, (y) keep available the services of their current officers and employees and (z) preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, other than as set forth in Section 6.01 of the Disclosure Schedule or as otherwise contemplated by this Agreement, the Company shall not, and shall not permit any of its subsidiaries to, without Parent's prior written consent (which shall not be unreasonably withheld):

                  (i) other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent or pursuant to the Rights Agreement, (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property), in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than the issuance of shares of Company Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement and in accordance with their present terms) or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or any shares of capital stock of its subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (y) pursuant to the Rights Agreement or (z) the issuance of shares of Company Common Stock upon the exercise of Stock Options and Warrants outstanding on the date of this Agreement and in accordance with their present terms);

                  (iii) amend its Certificate of Incorporation, By-Laws or other comparable charter or organizational documents or those of any of its subsidiaries;

                  (iv) acquire or agree to acquire (including, without limita-tion, by merger, consolidation or acquisition of stock or assets) any business, including through the acquisition of any interest in any corporation, partnership, joint venture, association or other business organization or division thereof;

                  (v) sell, lease, license, mortgage or otherwise encumber or otherwise dispose of any of its material properties or assets, other than in the ordinary course of business consistent with past practice;

                  (vi) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, or guarantee any debt securities of another person, other than short-term bank financing in the ordinary course of business consistent with past practice; or make any loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business consistent with past practice and in any event not in excess, individually or in the aggregate, of $100,000 ;

                  (vii) make any material capital expenditure, individually or in the aggregate, in excess of $25,000;

                  (viii) except as required to comply with applicable law (in which case the Company will notify Parent) (A) adopt, enter into, terminate or amend in any material respect any employment, severance or similar contract, collective bargaining agreement or Benefit Plan, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice), (C) pay any benefit not provided for under any Benefit Plan or any other benefit plan or arrangement of the Company or its subsidiaries, (D) increase in any manner the severance or termination pay of any officer or employee, (E) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder), (F) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan or (G) take any action to accelerate the vesting of, or cash out rights associated with, any Stock Options or other benefits;

                  (ix) enter into any agreement of a nature that would be required to be filed as an exhibit to Form 10-K under the Exchange Act;

                  (x) except as required by GAAP, make any material change in accounting methods, principles or practices;

                  (xi) make any tax election, make a claim for any Tax Refund or enter into any settlement or compromise with respect to any material tax liability;

                  (xii) amend or terminate any material contract in a manner materially detrimental to the Company, or waive, release, assign or settle any material rights or claims;

                  (xiii) hire or fire or agree to hire any officers;

                  (xiv) take any action that may reasonably be expected to result in (i) any of the representations and warranties by the Company becoming untrue in any material respect (ii) any breach of the Company's covenants under this Agreement or (iii) any of the conditions of the Offer set forth in Exhibit A not being satisfied; or

                  (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

         SECTION 6.02.  No Solicitation.

                  (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by it or any subsidiary to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action designed or reasonably likely to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to a Takeover Proposal, or
(iii) except as specifically provided in Section 6.02 and provided that the Company shall have first complied with all its obligations under this Section
6.02 and Section 7.07(b), enter into any agreement with respect to any Takeover Proposal or approve or resolve to approve any Takeover Proposal. Upon execution of this Agreement, the Company will cease any existing activities, discussions or negotia tions with any parties conducted with respect to any of the foregoing. Notwithstand ing the foregoing, if, at any time prior to the acceptance for payment of Shares pursuant to the Offer, the Board of Directors of the Company determines in good faith after consultation with outside counsel, that such action may reasonably be required to discharge the Board of Director's fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to an unsolicited Takeover Proposal, which constitutes a Superior Proposal made subsequent to the date hereof, and subject to compliance with Section 6.02(c),
(x) furnish information with respect to the Company to any person that has submitted a Takeover Proposal that constitutes a Superior Proposal pursuant to a customary confidentiality agree ment in form and substance reasonably satisfactory to Parent and (y) participate in discussions and negotiations regarding such Takeover Proposal that which consti tutes a Superior Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or officer of the Company or any subsidiary or any investment banker, financial advisor, attorney, accountant or other authorized representative or agent of the Company or any subsidiary shall be deemed to be a breach of this Section 6.02(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any proposal or offer from any person in each case, in writing, relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company and its subsidiaries, taken as a whole (other than the purchase of the Company's products in the ordinary course of business), or more than a 30% interest in the total voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person beneficially owning 30% or more of any class of equity securities of the Company or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement.

                  (b) Except as set forth in this Section 6.02, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Offer, the Merger or this Agreement, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal, (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal or (iv) resolve to take any of the foregoing actions. Notwithstanding the foregoing, in the event that prior to the acceptance for payment of Shares pursuant to the Offer the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that such action may reasonably be required to discharge the Board of Director's fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may, in response to an unsolicited Superior

Proposal (as defined below) (subject to the following proviso), (x) withdraw or modify its approval or recommendation of the Offer, the Merger or this Agreement or (y) approve or recommend any such Superior Proposal; provided, that in the case of this clause (y), such approval or recommendation shall occur only at a time that is after the later of (i) the fifth business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms of such Superior Proposal and identifying the person making such Superior Proposal and (ii) in the event of any amendment to the price or any material term of a Superior Proposal, three business days following Parent's receipt of written notice containing the material terms of such amendment, including any change in price (it being understood that each further amendment to the price or any material terms of a Superior Proposal shall necessitate an additional written notice to Parent and additional three business day period prior to which the Company can take the actions set forth in clause (y) above). All notices referred to in the prior sentence shall include a copy of any such Takeover Proposal or Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any bona fide Takeover Proposal made by a third party
(i) that is on terms which the Board of Directors of the Company determines in its good faith judgment (based on the written opinion of the Company's financial advisors as to the financial terms of such Superior Proposal and after consultation with the Company's legal advisors) to be more favorable to the Company's stockholders than the Offer and the Merger and (ii) for which financing, to the extent required, is available pursuant to definitive agreements with respect thereto.

                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.02, the Company shall promptly advise Parent orally and in writing of any request for nonpublic information (except requests not of a transactional or financial nature by companies with established commercial relationships with the Company, made in the ordinary course of business and not in connection with a possible Takeover Proposal) or of any Takeover Proposal the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. The Company will promptly inform Parent of any material change in the details (including amendments or proposed amendments) of any such request or Takeover Proposal.

                  (d) Nothing contained in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the

Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable law; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 6.02(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer, the Merger or this Agreement or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

         SECTION 6.03. Certain Actions. The Company will not take any action at the November 24, 1998 Annual Meeting of Shareholders other than the election of the directors set forth in the Company's definitive proxy statement dated November 13, 1998, and the ratification of the Company's auditors. Except for the election of those directors set forth in the Company's definitive proxy statement dated November 13, 1998 at the Company's Annual Meeting to be held on November 24, 1998 and as contemplated in Section 7.06 and for the election of Lester Hill to the Board of Directors, should the Board of Directors determine to do so, the Company will not take any action to modify, change the composition or increase the size of the Board of Directors of the Company.


                                  ARTICLE VII

                             Additional Agreements

         SECTION 7.01.  Stockholder Approval; Preparation of Proxy Statement.

                  (a) If the Company Stockholder Approval is required by law, the Company shall, as soon as practicable following the expiration of the Offer, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. The Company shall, through its Board of Directors, recommend to its stockholders that the Company Stockholder Approval be given. Notwithstanding the foregoing, if Parent, Sub or any other subsidiary of Parent shall acquire at least 90% of the outstanding Shares, the parties shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a Stockholders Meeting in accordance with Section 253 of the DGCL.

                  (b) If the Company Stockholder Approval is required by law, the Company shall, as soon as practicable following the expiration of the Offer, prepare and file a preliminary Proxy Statement with the SEC and shall use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy State ment or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement.

                  (c) Parent agrees to cause all Shares purchased pursuant to the Offer and all other Shares owned by Parent or any subsidiary of Parent to be voted in favor of the Company Stockholder Approval.

         SECTION 7.02. Access to Information. The Company shall, and shall cause each of its subsidiaries to, afford to Parent and to the officers, employees, accoun tants, counsel and other representatives of Parent reasonable access, during normal business hours during the period prior to the Effective Time, to all their properties, books, contracts, commitments and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, make available promptly to Parent upon request (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal or state securities laws or the federal tax laws, or state, local or foreign tax laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request (including the Company's outside accountants' work papers). Except as otherwise agreed to by the Company, and notwithstanding termination of this Agreement, the terms of the Confidentiality Agreement dated May 21, 1998, between Parent and the Company (the "Confidentiality Agreement") shall apply to all information about the Company which has been furnished under this Agreement by the Company to Parent or Sub.

         SECTION 7.03. State Takeover Laws. Notwithstanding any other provision in this Agreement, in no event shall the Section 203 Approval be withdrawn, revoked or modified by the Board of Directors of the Company. If any state takeover statute other than Section 203 of the DGCL becomes or is deemed to become applicable to the Company, the Offer, the Merger or this Agreement, the Company shall take all reasonable action necessary to render such statute inapplicable to all of the foregoing.

         SECTION 7.04.  Reasonable Efforts.

                  (a) Upon and subject to the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to take the following actions: (i) the taking of all reasonable acts necessary to cause the Offer Conditions to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid an action or proceeding by any Governmental Entity including, but not limited to, all filings under the HSR Act which are required in connection with the transactions contemplated by this Agreement. Each party shall cooperate with the other party in connection with the other party's filings under the HSR Act including taking all reasonable actions to cause early termination of all applicable waiting periods, (iii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, but subject to the terms and conditions hereof, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Offer, the Merger, this Agreement or any other transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Offer, the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger, this Agreement and the other transactions contemplated by this Agreement.

                  (b) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         SECTION 7.05.  Company Stock Options.

                  (a) Each option granted to an employee of the Company or its subsidiaries or a member of the Board of the Company (an "Optionee") to acquire Shares ("Company Stock Option") that is outstanding immediately prior to the commencement of the Offer, whether or not then vested or exercisable, shall, effec tive as of the commencement of the Offer, become fully exercisable subject to the last sentence of this paragraph. Upon the commencement of the Offer, the Board of the Company or an appropriate committee thereof shall provide notice to each Optionee that any Company Stock Option not exercised within 15 days (10 days in the case of Company Stock Options granted under the Company 1995 Directors Stock Option Plan) from the date of such notice shall thereupon be cancelled. The notice may provide each Optionee with an opportunity to avoid the tendering of the exercise price and receiving in lieu thereof an amount per option share equal to the excess, if any, of the Offer Price over the exercise price of the Option. Notwithstanding anything to the contrary set forth in this Section 7.05, any such acceleration, exercise or cancellation shall be conditioned upon the effectiveness of the Merger.

                  (b) Prior to the commencement of the Offer, the Company shall
(i) obtain any consents from holders of Company Stock Options and (ii) amend the terms of its equity incentive plans or arrangements, in each case as is necessary to give effect to the provisions of paragraph (a) of this Section
7.05 and to ensure that at the Effective Time no holder of any Company Stock Option shall have the right to purchase or receive any Shares.

         SECTION 7.06. Directors. Promptly upon the acceptance for payment of, and payment for, Shares by Sub pursuant to the Offer, Sub shall be entitled to designate such number of directors on the Board of Directors of the Company as will give Sub, subject to compliance with Section 14(f) of the Exchange Act, a majority of such directors, and the Company shall, at such time, cause Sub's designees to be so elected by its existing Board of Directors; provided, however, that in the event that Sub's designees are elected to the Board of Directors of the Company, until the Effective Time such Board of Directors shall have at least two directors who are directors of the Company on the date of this Agreement and who are not officers of the Company or any of its subsidiaries (the "Independent Directors") and; provided further that, in such event, if the number of Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director shall designate a person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Directors then remain, the other directors of the Company on the date hereof shall designate two persons to fill such vacancies who shall not be officers or affiliates of the Company or any of its subsidiaries, or officers or affiliates of Parent or any of its subsidiaries, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. The Company shall, if requested by the Parent, also cause directors designated by the Parent to constitute at least a majority of
(i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each subsidiary of the Company, and (iii) each committee (or similar body) of each such board. Subject to applicable law, the Company shall take all action requested by Parent necessary to effect any such election, including mailing to its stockholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company agrees to make such mailing with the mailing of the Schedule 14D-9 (provided that Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Sub's designees). In connection with the foregoing, the Company will promptly, at the option of Parent, either increase the size of the Board of Directors of the Company, any subsidiary or any committee thereof and/or obtain the resignation of such number of current directors or committee members as is necessary to enable Sub's designees to be elected or appointed to, and to constitute a majority of such boards and committees as provided above.

         SECTION 7.07.  Fees and Expenses.

                  (a) All fees and expenses incurred in connection with the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

                  (b) The Company shall pay, or cause to be paid, in same day funds to Parent the sum of (x) all of Parent's reasonable out-of-pocket expenses incurred or to be incurred in connection with the Offer, the Merger or this Agreement or the preparation therefor such amount not to exceed $3,000,000 (the "Expenses"), and (y) $8,800,000 (the "Termination Fee") if (i) the Company terminates this Agreement pursuant to Section 9.01(e), or (ii) prior to termination of this Agreement, a Takeover Proposal (whether or not such Takeover Proposal constitutes a Superior Proposal) shall have been received and within twelve months of such termination such proposal is consummated or the Company enters into an agreement to consum mate or approves or recommends to its stockholders such proposal. The payment shall be made in the case of a termination described in clause (i) immediately prior to termination and in the case of a termination described in clause (ii) concurrently with the earlier of any such recommendation or the consummation of any such transaction by the Company. The Company shall pay, or cause to be paid, in same day funds to Parent all of Parent's Expenses if Parent or Sub shall terminate this Agreement pursuant to Section 9.01(c), such payment to be made promptly upon such termination.

         SECTION 7.08.  Indemnification.

                  (a) From and after the consummation of the Offer, Parent will, and will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to (i) each indemnification agreement in effect at such time between the Company and each person who is or was a director or officer of the Company at or prior to the Effective Time and
(ii) any indemnification provisions under the Company's Certificate of Incorporation or By-laws as each is in effect on the date hereof (the persons to be indemnified pursuant to the agreements or provisions referred to in clauses (i) and (ii) of this Section 7.08(a) shall be referred to as, collectively, the "Indemnified Parties"). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time must be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that the Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified

Parties. The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Certificate of Incorporation and By-laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

                  (b) This Section 7.08 shall survive the consummation of the Merger at the Effective Time, is intended to be for the benefit of, and enforceable by, the Company, Parent, the Surviving Corporation and each Indemnified Party and such Indemnified Party's heirs and representatives, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

         SECTION 7.09. Certain Litigation. The Company agrees that it shall not settle any litigation against the Company or any of its directors by any stockholder of the Company relating to the Offer, the Merger or this Agreement or any Takeover Proposal made by another party whether before or after the date of this Agreement without the prior written consent of Parent (not to be unreasonably withheld).

         SECTION 7.10. Rights Agreement. Except as provided above or as re quested in writing by Parent, the Board of Directors of the Company shall not
(a) amend the Rights Agreement or (b) take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the Rights or any action to facilitate a Takeover Proposal.

         SECTION 7.11. Notification of Certain Matters. The Company shall give prompt notice to Parent, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and (ii) any failure by the Company to satisfy any covenant condition or agreement to be complied with or satisfied by it hereunder; provided however that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the representations, warranties and covenants set forth in this Agreement or the remedies available hereunder or under applicable law.

                                  ARTICLE VIII

                                   Conditions

         SECTION 8.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction or waiver prior to the Closing Date of the following conditions:

                  (a) Company Stockholder Approval. If required by applicable law, the Company Stockholder Approval shall have been obtained.

                  (b) No Injunctions or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

                  (c) Purchase of Shares. Sub shall have previously accepted for payment and paid for Shares pursuant to the Offer.


                                   ARTICLE IX

                           Termination and Amendment

         SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the stockholders of the Company:

                  (a)      by mutual written consent of Parent and the Company;

                  (b)      by either Parent or the Company:

                           (i) if (x) Sub shall not have accepted for payment
any Shares pursuant to the Offer prior to February 26, 1999 (the "Deadline Condition") as a result of the failure, occurrence or existence of any of the conditions set forth in Exhibit A to this Agreement or (y) the Offer shall have terminated or expired in accordance with its terms without Sub having accepted for payment any Shares pursuant to the Offer; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(b)(i) shall not be available to any party whose failure (including, in the case of Parent, a failure by Sub) to perform any of its obligations under this Agreement results in the failure of the satisfaction of any such conditions; provided, that if the Offer is extended pursuant to clause C of the last sentence of Section 1.01(a) to a date later than the date of the Deadline Condition, the date of the Deadline Condition shall automatically be extended to the first business day following the extended expiration date of the Offer.

                           (ii) if any Governmental Entity shall have issued an
order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger on the terms contemplated in this Agreement and such order, decree or ruling or other action shall have become final and nonappealable;

                  (c) by Parent or Sub if prior to the purchase of Shares pursuant to the Offer, any of the material representations and warranties of the Company set forth in this Agreement shall not be true and correct in any material respect, as of the date of this Agreement, or if the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement; or;

                  (d) by Parent or Sub if either Parent or Sub is entitled to terminate the Offer as a result of the occurrence of any event set forth in paragraphs (d), (e), (f) or (g) of Exhibit A to this Agreement;

                  (e) by the Company in connection with entering into a definitive agreement with respect to a Superior Proposal, in accordance with
Section 6.02(b), provided that the Company has complied with all provisions thereof, including the notice provisions therein and that the Company has made the payments pursuant to Section 7.07(b); or

                  (f) by the Company if prior to the purchase of Shares pursuant to the Offer, any of the material representations and warranties of the Parent or Sub set forth in this Agreement shall not be true and correct in any material respect, at the date of this Agreement, or if the Parent or Sub shall have failed to perform in any material respect any obligation or to comply with in any material respect any agreement or covenant of Parent or Sub to be performed or complied with by them under this Agreement; or

                  (g) By Parent or Sub if (i) a tender offer for any securities of the Company shall have been commenced or publicly proposed to be made by another person (including the Company or its subsidiaries or affiliates), (ii) any person or group (as defined in Section 13(d)(3) of the Exchange Act), other than Parent and Sub and other than any person or group which prior to the date hereof has publicly disclosed beneficial ownership of 10% or more of the outstanding voting securities of the Company (a "Significant Shareholder") shall have acquired directly or indirectly beneficial ownership of 10% or more of the outstanding voting securities of the Company or any of its subsidiaries, whether through the acquisition of securities, the exercise of rights under options, warrants or similar instruments, the formation of a group, or otherwise, or (iii) any Significant Shareholder or group that together would constitute a Significant Shareholder shall have beneficially acquired additional voting securities of the Company, whether through the acquisition of securities, the exercise of rights under options, warrants or similar instruments, the formation of a group or otherwise, representing 2% or more of the outstanding voting securities of the Company; provided that in Parent's reasonable judgment any such event described in clause (ii) or (iii) makes the successful completion of the Offer unlikely or materially more burdensome to Parent or Sub.

         SECTION 9.02. Effect of Termination. In the event of a termination of this Agreement by either the Company or Parent or Sub as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, except with respect to the last sentence of
Section 1.02(c), Section 4.18, Section 5.05, the last sentence of Section 7.02,
Section 7.07, this Section 9.02 and Article X; provided, however, that nothing herein shall relieve any party for liability for fraud or for breach of the provisions of this Agreement.

         SECTION 9.03. Amendment. This Agreement may be amended by the parties hereto, by duly authorized action taken, at any time before or after obtaining the Company Stockholder Approval, but, after the purchase of Shares pursuant to the Offer, no amendment shall be made which decreases the Merger Consideration and, after the Company Stockholder Approval, no amendment shall be made which by law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Following the election or appointment of Sub's designees pursuant to Section 7.06 and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors then in office shall be required by the Company to (i) amend or terminate this Agreement by the Company, (ii) exercise or waive any of the Company's rights or remedies under this Agreement, (iii) extend the time for performance of Parent and Sub's respective obligations under this Agreement or (iv) take any action to amend or otherwise modify the Company's Certificate of Incorporation or By-laws (or similar governing instruments of the Company's subsidiaries) in violation of Section 7.08 hereof.

         SECTION 9.04. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, subject to Section 9.03, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                                   ARTICLE X

                                 Miscellaneous

         SECTION 10.01. Nonsurvival of Representations, Warranties and Agree ments. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or, in the case of the Company, shall survive the acceptance for payment of, and payment for, Shares by Sub pursuant to the Offer. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, including Section 7.08.

         SECTION 10.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Sub, to

                           Maxxim Medical, Inc.
                           10300 49th Street North
                           Clearwater, Florida 34622
                           Attention:  Kenneth W. Davidson
                           Telecopy No.:  813-561-2180

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York 10022-3897
                           Attention:  Michael E. Gizang
                           Telecopy No.:  212-735-2000

                           and

                  (b)      if to the Company, to

                           Circon Corporation
                           6500 Hollister Avenue
                           Santa Barbara, California 93117
                           Attention:  George A. Cloutier
                           Telecopy No.:  805-968-8174

                           with a copy to:

                           Wilson, Sonsini, Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attention:  Robert Jack
                           Telecopy No.:  650-493-6811

         SECTION 10.03. Interpretation. When a reference is made in this Agree-ment to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person. As used in this Agreement, "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, as the case may be, any change or effect that is materially adverse to the business, properties, assets, liabilities, financial condition or results of operations of such entity and its subsidiaries taken as a whole.

         SECTION 10.04. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         SECTION 10.05. Entire Agreement; No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Sections 7.05 and 7.08 hereof, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         SECTION 10.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to any applicable conflicts of law.

         SECTION 10.07. Publicity. Except as otherwise required by law (including Rule 14d-9 promulgated under the Exchange Act), court process or the rules of the

NYSE or the Nasdaq National Market or as contemplated or provided elsewhere herein, for so long as this Agreement is in effect, neither the Company nor Parent shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

         SECTION 10.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence but without relieving any party hereof of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 10.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the partes shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

         SECTION 10.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                            MAXXIM MEDICAL, INC.


                                            By:________________________________
                                               Name:    Kenneth W. Davidson
                                               Title:   Chairman of the Board,
                                                        President & Chief
                                                        Executive Officer


                                            MMI ACQUISITION CORP.


                                            By:________________________________
                                               Name:    Kenneth W. Davidson
                                               Title:   President


                                            CIRCON CORPORATION


                                            By:________________________________
                                               Name:    George A. Cloutier
                                               Title:   Chief Executive Officer

                                   EXHIBIT A


                            CONDITIONS OF THE OFFER


         Notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer), to pay and may delay the acceptance for payment of or the payment for any Shares tendered pursuant to the Offer and may amend or terminate the Offer, consistent with the terms of the Merger Agreement unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares that would constitute at least a majority of the outstanding Shares, determined on a fully diluted basis (the "Minimum Condition"), and (ii) any waiting period under the HSR Act applicable to the purchase of Shares pursuant to the Offer shall have expired or been terminated. Furthermore, Sub shall not be required to accept for payment or, subject as aforesaid, to pay for any Shares not theretofore accepted for payment or paid for, and may, in accordance with
Section 9.01, termi nate this Agreement or, amend the Offer with the consent of the Company, if, upon the scheduled expiration date of the Offer and before the acceptance of such Shares for payment or the payment therefor, any of the following conditions exists:

                  (a) there shall be instituted or pending by any Governmental Entity any suit, action or proceeding (i) challenging the acquisition by Parent or Sub of any Shares under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of Parent's subsidiaries of a material portion of the business or assets of the Company or Parent and its subsidiaries, taken as a whole, or to compel the Company or Parent to dispose of or hold separate any material portion of the business or assets of the Company or Parent and its subsidiaries, taken as a whole, in each case as a result of the Offer or the Merger or (iii) seeking to impose material limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any Shares to be accepted for payment pursuant to the Offer including, without limitation, the right to vote such Shares on all matters properly presented to the stockholders of the Company or
(iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect any material portion of the business or operations of the

Company or (v) seeking to obtain from the Company any damages that could reasonably be expected to have a material adverse effect on the Company;

                  (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, by any Governmental Entity or court, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that would result in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

                  (c) this Agreement shall have been terminated in accordance with its terms;

                  (d) (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified its approval or recommendation of the Offer or the Merger or its adoption of this Agreement, or approved or recommended any Takeover Proposal, (ii) the Company shall have entered into any agreement with respect to any Takeover Proposal in accordance with Section 6.02(b) of this Agreement or (iii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions;

                  (e) in the event any of the material representations and warranties of the Company set forth in this Agreement shall not be true and correct in any material respect, at the date of this Agreement, or if the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement;

                  (f) there shall have occurred (1) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange for a period in excess of three hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory) by any Governmental Entity, (3) any limitation or proposed limitation (whether or not mandatory) by any United States governmental authority or agency that has a material adverse effect generally on the extension of credit by banks or other financial institutions,
(4) any change in general financial, bank or capital market conditions such that banks are unwilling to extend credit to borrowers similar to

Parent generally or (5) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies in excess of 20% from the close of business on the date hereof;

                  (g) there shall have occurred any events or changes which constitute or which are reasonably likely to constitute, individually or in the aggregate, a material adverse change in the condition of the Company
(financial or otherwise);

                  (h) (i) a tender offer for any securities of the Company shall have been commenced or publicly proposed to be made by another person (including the Company or its subsidiaries or affiliates), (ii) any person or group (as defined in Section 13(d)(3) of the Exchange Act), other than Parent and Sub and other than any person or group which prior to the date hereof has publicly disclosed beneficial ownership of 10% or more of the outstanding voting securities of the Company (a "Significant Shareholder"), shall have acquired directly or indirectly beneficial ownership of 10% or more of the outstanding voting securities of the Company or any of its subsidiaries, whether through the acquisition of securities, the exercise of rights under options, warrants or similar instruments, the formation of a group, or otherwise, or (iii) any Significant Shareholder of group that together would constitute a Significant Shareholder shall have beneficially acquired additional voting securities of the Company, whether through the acquisition of securities, the exercise of rights under options, warrants or similar instruments, the formation of a group or otherwise, representing 2% or more of the outstanding voting securities of the Company; provided that in Parent's reasonable judgment any such event described in clause (ii) or (iii) makes the successful completion of the Offer unlikely or materially more burdensome to Parent or Sub.

which, in the reasonable judgment of Parent or Sub, in its sole discretion, make it inadvisable to proceed with such acceptance of Shares for payment or the payment therefor.

         The foregoing conditions are for the sole benefit of Parent and Sub and (except for the Minimum Condition) may, subject to the terms of this Agreement, be waived by Parent and Sub in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Sub, at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right and all such rights may be asserted at any time or from time to time. Terms used but not defined herein shall have the meanings assigned to such terms in the Agreement to which this Exhibit A is a part.

                                   EXHIBIT B

                                  SUBSIDIARIES

                               Citrus Canada Inc.

                                  Circon GmbH

                           Circon Export Corporation

                             Cabot Technology Corp.

                                  Circon S.A.

                          AGREEMENT AND PLAN OF MERGER

                                     among

                             MAXXIM MEDICAL, INC.,

                             MMI ACQUISITION CORP.

                                      and

                               CIRCON CORPORATION

                               TABLE OF CONTENTS
                                                                                                 Page


ARTICLE I         The Offer.........................................................................2

SECTION 1.01.  The Offer............................................................................2
SECTION 1.02.  Company Actions......................................................................3

ARTICLE II        The Merger........................................................................5

SECTION 2.01.  The Merger...........................................................................5
SECTION 2.02.  Closing..............................................................................5
SECTION 2.03.  Effective Time.......................................................................6
SECTION 2.04.  Effects of the Merger................................................................6
SECTION 2.05.  Certificate of Incorporation and Bylaws..............................................6
SECTION 2.06.  Directors............................................................................6
SECTION 2.07.  Officers.............................................................................7

ARTICLE III       Effect of the Merger on the Capital Stock of the Constituent
                  Corporations; Payment of Merger Consideration.....................................7

SECTION 3.01.  Effect on Capital Stock..............................................................7
SECTION 3.02.  Payment of Merger Consideration......................................................8

ARTICLE IV        Representations and Warranties of the Company....................................10

SECTION 4.01.  Organization, Standing and Corporate Power..........................................10
SECTION 4.02.  Subsidiaries........................................................................10
SECTION 4.03.  Capital Structure...................................................................11
SECTION 4.04.  Authority; Noncontravention.........................................................12
SECTION 4.05.  SEC Documents; Financial Statements.................................................14
SECTION 4.06.  Information Supplied................................................................14
SECTION 4.07.  Absence of Certain Changes or Events................................................15
SECTION 4.08.  Litigation; Investigation...........................................................15
SECTION 4.09.  Contracts...........................................................................16
SECTION 4.10.  Compliance with Laws................................................................16
SECTION 4.11.  Absence of Changes in Benefit Plans; Labor Relations................................18
SECTION 4.12.  ERISA Compliance....................................................................19


                                      -i-



                               TABLE OF CONTENTS
                                  (continued)

                                                                                                 Page

SECTION 4.13.  Taxes...............................................................................21
SECTION 4.14.  No Excess Parachute Payments........................................................21
SECTION 4.15.  Intellectual Property...............................................................22
SECTION 4.16.  State Takeover Statutes.............................................................25
SECTION 4.17.  Rights Agreement....................................................................25
SECTION 4.18.  Brokers; Schedule of Fees and Expenses..............................................25
SECTION 4.19.  Opinion of Financial Advisor........................................................26
SECTION 4.20.  Annual Meeting......................................................................26
SECTION 4.21.  Products Liability..................................................................26
SECTION 4.22. Insurance............................................................................27

ARTICLE V         Representations and Warranties of Parent and Sub.................................28

SECTION 5.01.  Organization, Standing and Corporate Power..........................................28
SECTION 5.02.  Authority; Noncontravention.........................................................28
SECTION 5.03.  Information Supplied................................................................29
SECTION 5.04.  Interim Operations of Sub...........................................................30
SECTION 5.05.  Brokers.............................................................................30
SECTION 5.06.  Financing...........................................................................30

ARTICLE VI        Covenants........................................................................30

SECTION 6.01.  Covenants of the Company............................................................30
SECTION 6.02.  No Solicitation.....................................................................33

ARTICLE VII  Additional Agreements.................................................................36

SECTION 7.01.  Stockholder Approval; Preparation of Proxy Statement................................36
SECTION 7.02.  Access to Information...............................................................37
SECTION 7.03.  State Takeover Laws.................................................................37
SECTION 7.04.  Reasonable Efforts..................................................................38
SECTION 7.05.  Company Stock Options...............................................................39
SECTION 7.06.  Directors...........................................................................39
SECTION 7.07.  Fees and Expenses...................................................................40


                                      -ii-



                               TABLE OF CONTENTS
                                  (continued)

                                                                                                 Page
SECTION 7.08.  Indemnification.....................................................................41
SECTION 7.09.  Certain Litigation..................................................................42
SECTION 7.10.  Rights Agreement....................................................................42
SECTION 7.11.  Notification of Certain Matters.....................................................42

ARTICLE VIII      Conditions.......................................................................43

SECTION 8.01.  Conditions to Each Party's Obligation To Effect
                           the Merger..............................................................43

ARTICLE IX        Termination and Amendment........................................................43

SECTION 9.01.  Termination.........................................................................43
SECTION 9.02.  Effect of Termination...............................................................45
SECTION 9.03.  Amendment...........................................................................45
SECTION 9.04.  Extension; Waiver...................................................................46

ARTICLE X         Miscellaneous....................................................................46

SECTION 10.01.  Nonsurvival of Representations, Warranties and
                           Agreements..............................................................46
SECTION 10.02.  Notices............................................................................46
SECTION 10.03.  Interpretation.....................................................................48
SECTION 10.04.  Counterparts.......................................................................48
SECTION 10.05.  Entire Agreement; No Third Party Beneficiaries.....................................48
SECTION 10.06.  Governing Law......................................................................48
SECTION 10.07.  Publicity..........................................................................48
SECTION 10.08.  Assignment.........................................................................49
SECTION 10.09.  Enforcement........................................................................49
SECTION 10.10.  Severability.......................................................................49



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